Exhibit 10.2

AMENDMENT

TO THE

BANK OF THE OZARKS, INC.

STOCK OPTION PLAN

A.       Bank of the Ozarks, Inc., an Arkansas corporation (the “Corporation”) adopted the Bank of the Ozarks, Inc. Stock Option Plan (the “Plan”) in 1997 to attract and retain the best available talent, to encourage the highest level of performance by executive officers and key employees, and to provide such officers and employees with incentives to put forth maximum efforts for the success of the Corporation’s business and to serve the best interest of the Corporation’s shareholders.

B.       On May 19, 2014, the Board of Directors of the Corporation authorized a 100% stock dividend on the Common Stock of the Corporation, to be effected in the form of a 2-for-1 stock split (“Stock Split”). The Corporation desires to amend the Plan to proportionately adjust the number of shares available for issuance under the Plan after giving effect to the Stock Split.

D.       Section 9(b) of the Plan permits the Board of Directors of the Corporation to amend the Plan at any time.

AMENDMENTS

Effective June 23, 2014, the Plan is hereby amended as set forth below:

1.	Section 3 of the Plan is deleted in its entirety and is replaced with the following Section 3:

3. Shares Available Under Plan. The shares of Common Stock which may be issued under the Plan will not exceed in the aggregate 9,160,000 shares, subject to adjustment as provided in this Paragraph 3.

(a) Any shares of Common Stock which are subject to Stock Options that are terminated unexercised, forfeited or surrendered or that expire for any reason will again be available for issuance under the Plan.

(b) The shares available for issuance under the Plan also will be subject to adjustment as provided in Paragraph 6.

2.	Section 4 of the Plan is deleted in its entirety and is replaced with the following Section 4:

4. Individual Limitation on Stock Options. The maximum aggregate number of shares of Common Stock with respect to which Stock Options may be granted to any Participant during any calendar year will not exceed 560,000 shares (adjusted to give effect to each of four 2-for-1 stock splits, effected by issuing one share of common stock for each share outstanding, on June 17, 2002, December 10, 2003, August 16, 2011 and June 23, 2014, respectively).

3.       In all other respects, the Plan shall remain in effect and following execution of this Amendment, the Plan shall be restated with the above changes incorporated therein.

The Company has adopted this Amendment on May 19, 2014.